THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933




                          MUSICLAND STORES CORPORATION

                            1998 STOCK INCENTIVE PLAN

                            ADOPTED: January 26, 1998
                       SHAREHOLDER APPROVAL: MAY 11, 1998

                            AMENDED JANUARY 24, 2000,
                        SHAREHOLDER APPROVAL: MAY 8, 2000

                               AMENDED May 8, 2000


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                               Table of Contents

SECTION 1.1     Name and Purpose of the Plan............................       1

SECTION 1.2     Certain Definitions.....................................       1

SECTION 2.1     Authority and Duties of Committee.......................       4

SECTION 2.2     Delegation of Authority.................................       5

SECTION 3.1     Total Shares Limitation.................................       6

SECTION 3.2     Other Shares Limitations................................       6

SECTION 3.3     Awards Not Exercised....................................       6

SECTION 3.4     Dilution and Other Adjustments..........................       6

SECTION 4.1     Participant Eligibility.................................       7

SECTION 5.1    Stock Option Grant and Agreement.........................       7

SECTION 5.2    Stock Option Terms and Conditions........................       7

SECTION 5.3     Grant of Reload Options.................................       9

SECTION 5.4     Termination of Stock Options............................       9

SECTION 6.1     ISO Eligibility.........................................      11

SECTION 6.2     Special ISO Rules.......................................      12

SECTION 6.3     IRS Code Amendments.....................................      12

SECTION 7.1     SAR Grant and Agreement.................................      13

SECTION 7.2     Term of SARs............................................      13

SECTION 7.3     SAR Exercise............................................      13

SECTION 7.4     SAR Grant Terms and Conditions..........................      13

SECTION 8.1     Restricted Stock Grant and Agreement....................      14

SECTION 8.2     Restricted Stock Terms and Conditions...................      14

SECTION 9.1     Performance Stock Grant and Agreement...................      16

SECTION 9.2     Performance Objectives..................................      16



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SECTION 9.3     Adjustment of Performance Objectives....................      16

SECTION 9.4     Other Terms and Conditions..............................      17

SECTION 10.1     Transfer of Participant................................      18

SECTION 10.2     Effect of Leave of Absence.............................      18

SECTION 11.1     Change in Control Defined..............................      18

SECTION 11.2     Acceleration of Awards.................................      19

SECTION 12.1     Awards Deemed Non-transferable.........................      20

SECTION 12.2     Limited Transferability of NQSOs.......................      20

SECTION 13.1     Amendment and Discontinuation of Plan..................      20

SECTION 13.2    Amendment of Grants.....................................      21

SECTION 14.1     Unfunded Status of Plan................................      21

SECTION 15.1     Delivery of Stock Certificates.........................      21

SECTION 15.2    Applicable Restrictions on Stock........................      22

SECTION 15.3     Book Entry.............................................      22

SECTION 16.1     No Implied Rights to Awards or Employment..............      22

SECTION 16.2     Other Compensation Plans...............................      22

SECTION 16.3     Tax Withholding........................................      22

SECTION 16.4     Arbitration............................................      23

SECTION 16.5     Rule 16b-3 Compliance..................................      23

SECTION 16.6     Deferrals                                                    23

SECTION 16.7     Successors.............................................      23

SECTION 16.8     Severability...........................................      23

SECTION 16.9     Governing Law..........................................      23

SECTION 17.1     Plan Adoption..........................................      24




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                          MUSICLAND STORES CORPORATION
                            1998 STOCK INCENTIVE PLAN


                                    ARTICLE I
                      General Purpose of Plan; Definitions

                  SECTION 1.1. Name and Purpose. The name of this plan is the Musicland Stores Corporation 1998 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable Musicland Stores Corporation and its Affiliates to (i) attract and retain directors, officers and other employees who contribute to the Company's success by providing incentive compensation opportunities competitive with other companies, (ii) motivate Plan participants to achieve long term success and growth of the Company, and (iii) align the interests of the Plan participants with those of the Company's public shareholders.

                  SECTION 1.2. Certain Definitions. For purposes of the Plan, the following terms are defined as set forth below:

                  (a) "Affiliate" means any corporation, partnership, joint venture or other entity controlling, controlled by, or under common control with the Company as determined by the Board of Directors in its discretion.

                  (b) "Award" means any grant under this Plan of a Stock Option, Stock Appreciation Right, Restricted Stock or Performance Stock to any Plan participant.

                  (c) "Board of Directors" means the Board of Directors of Musicland Stores Corporation, with any individual members thereof being referred to as a "Director."

                  (d) "Cause" means any failure by a participant to perform substantially his or her duties with the Company, after reasonable notice to the participant of such failure, conduct by a participant that is in material competition with the Company or conduct by a participant that breaches his or her duty of loyalty to the Company or that is materially injurious to the Company, monetarily or otherwise, which conduct may include, but is not limited to, (i) disclosing or misusing any confidential information pertaining to the Company or an Affiliate; (ii) attempting, directly or indirectly, to induce any employee or agent of the Company to be employed or perform services elsewhere or (iii) disparaging the Company or any of its respective officers or directors. The determination of whether any conduct, action or failure to act constitutes "Cause" is made by the Committee in its sole discretion, provided


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         that, with respect to any Director,  "Cause"  only refers to removal of the Director by the shareholders for cause under Delaware law.

                  (e)  "Code"  means  the  Internal  Revenue  Code of  1986,  as amended. A reference to any provision of the Code includes a reference to any regulation promulgated thereunder and to any successor provision.

                  (f) "Committee" means the entity administering the Plan as provided in Section 2.1 of the Plan or, if none has been appointed, then the Board of Directors as a whole.

                  (g)  "Company"   means   Musicland   Stores   Corporation,   a
         corporation organized under the laws of the State of Delaware (or any successor corporation) and its consolidated subsidiaries.

                  (h) "Date of Grant" means the date on which the Committee grants an Award or a future date that the Committee designates at the time of the Award.

                  (i) "Disability" means a participant's physical or mental incapacity resulting from personal injury, disease, illness or other condition, which (i) prevents him or her from performing his or her duties for the Company, as the same is determined by the Committee or its designee after reviewing any medical evidence or requiring any medical examinations which the Committee or its designee considers necessary to its determination, and (ii) results in a termination of his or her employment with the Company.

                  (j) "Early Retirement" means a participant's retirement from active employment with the Company on or after the age of 60 with at least ten years of service or on or after the age of 55 with at least 15 years of service.

                  (k) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (l) "Exercise Price" means the purchase price of a share of Stock covered by a Stock Option.

                  (m) "Fair Market Value" means the last closing price of the Stock (as reported on the Composite Tape of the New York Stock Exchange, Inc. or as reported by a successor exchange on which the Stock may be listed) prior to the Date of Grant, or the closing price on the Date of Grant if the grant is made after the market closes for such day, or the fair market value as determined by any other method adopted by the Committee, from time to time, which the


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         Committee may deem  appropriate  under the  circumstances, or as may be required in order to comply with or to conform to the requirements of applicable laws or regulations.

                  (n) "Incentive Stock Option" or "ISO" means a Stock Option that is designated by the Committee as such at the time of grant and which meets the requirements of Section 422 of the Code, or any successor provision, and therefore qualifies for favorable tax treatment.

                  (o) "Nonqualified Stock Option" or "NQSO" means a Stock Option that does not meet the requirements of Section 422 of the Code and which is governed by Section 83 of the Code.

                  (p) "Normal   Retirement"   means   retirement   from   active
         employment with the Company on or after the age of 65.

                  (q)  "Outside   Director"  means  a  Director  who  meets  the
         definition of "outside director" set forth in Section 162(m) of the Code and regulations promulgated thereunder and the definition of "non-employee director" set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor definitions adopted by the Internal Revenue Service and Securities and Exchange Commission, respectively.

                  (r) "Performance Stock" is defined in Article IX.

                  (s) "QUADRO" means a qualified domestic relations order as defined by the Code or Title I of ERISA.

                  (t) "Reload Option" is defined in Section 5.3.

                  (u) "Retirement"  means  both  Normal  Retirement  and   Early
         Retirement.

                  (v) "Restricted Stock" is defined in Article VIII.

                  (w) "Stock" means the Common Stock, par value $.01 per share, of Musicland Stores Corporation.

                  (x) "Stock Appreciation Rights" or "SAR" means the right pursuant to an Award granted under Article VII herein to surrender to the Company all or a portion of a Stock Option in exchange for an amount, paid in cash or in Stock, equal to the excess of (i) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by

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         such Stock  Option or  such  portion  thereof,  over (ii) the aggregate exercise price of such Stock Option or such portion thereof.

                  (y) "Stock Option" means any right to purchase a specified number of shares of Stock at a specified price which is granted pursuant to Articles V and VI herein and may be either an Incentive Stock Option, a Nonqualified Stock Option or a Reload Option.

                  (z) "Vested" means that the time has been reached, in connection with Stock Options and Stock Appreciation Rights, when the option to purchase stock first becomes exercisable and any accompanying appreciation right may be surrendered for payment and, in connection with Restricted Stock, when the shares are no longer subject to forfeiture and restrictions on transferability.


                                   ARTICLE II
                                 Administration

                  SECTION 2. 1. Authority and Duties of the Committee.

                  (a) The Plan is administered by a Committee of not less than two Directors who are appointed by the Board of Directors and serve at its pleasure. Unless otherwise determined by the Board of Directors, all of the members of the Committee are Outside Directors.

                  (b) The Board of Directors as a whole grants Awards to Directors who are not employed by the Company and determines all terms and conditions relating to such Awards.

                  (c) The Committee has the power and authority to grant Awards pursuant to the terms of the Plan to officers and other employees (including those who also serve as Directors).

                  (d) In particular, the Committee has the authority, subject to any limitations specifically set forth in this Plan, to:

                      (i) select the officers and other employees of the Company and its Affiliates to whom Awards are granted;

                      (ii) determine the types of Awards granted and the timing of such Awards;


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                      (iii)  determine  the  number  of  shares to be covered by each Award granted hereunder;

                      (iv) determine the other terms and conditions, not inconsistent with the terms of the Plan and any operative employment agreement, of any Award granted hereunder;

                      (v) determine whether any conditions or objectives related to Awards have been met;

                      (vi)   subsequently   modify   or  waive   any  terms  and
                  conditions of Awards, not inconsistent with the terms of the Plan and any operative employment agreement;

                      (vii) determine whether, to what extent and under what circumstances, Stock and other amounts payable with respect to any Award is deferred either automatically or at the election of the participant;

                      (viii) adopt,  alter and repeal such administrative rules, guidelines and practices governing the Plan as it deems advisable from time to time;

                      (ix) interpret the terms and provisions of the Plan and any Award (and any agreements relating thereto); and

                      (x)    otherwise supervise the administration of the Plan.

                  (e) All decisions made by the Committee pursuant to the provisions of the Plan are final and binding on all persons, including the Company, its shareholders and Plan participants.

                  SECTION 2.2. Delegation of Authority. The Committee may delegate its powers and duties under the Plan to the Chief Executive Officer of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, provided, however, that the Committee may not delegate its powers and duties under the Plan with regard to Awards to the Company's executive officers. In addition, the Committee may delegate to any other person or persons ministerial duties, and it may employ attorneys, consultants, accountants or other professional advisers.

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                                   ARTICLE III
                              Stock Subject to Plan

                  SECTION 3.1. Total Shares Limitation. Subject to the provisions of this Article III, the maximum number of shares of Stock reserved and available for distribution under this Plan is 3,700,000 shares plus up to 500,000 additional shares, to the extent authorized by the Board of Directors. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

                  SECTION 3.2. Other Limitations.

                  (a) ISO Limitation. The maximum number of shares of Stock available with respect to all options granted under this Plan that are intended to be Incentive Stock Options is 750,000 shares.

                  (b) Stock Award Limitation. The maximum number of shares of Stock available with respect to all Restricted Stock and Performance Stock Awards granted under this Plan is 500,000 shares.

                  (c) Participant Limitation. The aggregate number of shares of Stock underlying Awards granted under this Plan to any one participant in any calendar year, regardless of whether such awards are thereafter canceled, forfeited or terminated, cannot exceed 500,000 shares. The foregoing annual limitation is intended to include the grant of all Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

                  SECTION 3.3. Awards Not Exercised. In the event any outstanding Award, or portion thereof, expires, or is terminated, canceled or forfeited, the shares of Stock that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, canceled or forfeited Award are available for subsequent Awards under the Plan.

                  SECTION 3.4. Dilution and Other Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it deems equitable, adjust any or all of (i) the number and type of Stock (or other securities or other property) which

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thereafter may be made the subject of Awards, (ii) the number and type of  Stock
(or other securities or other property) subject to outstanding Awards, (iii) the limitations set forth above, and (iv) the purchase or exercise price or any performance measure with respect to any Award; provided, however, that the number of shares of Stock or other securities covered by any Award or to which such Award relates is always a whole number.


                                   ARTICLE IV
                                  Participants

                  SECTION 4. 1. Eligibility. Directors, officers and other regular active employees of the Company and its Affiliates are eligible to participate in this Plan by receiving, as a reward for past performance and as an incentive for future performance, Awards under the Plan. Other than for non-employee Directors whose Awards are determined by the Board of Directors as a whole, the Plan participants may be selected from time to time by the Committee in its sole discretion, or, with respect to employees other than executive officers, by the Chief Executive Officer with proper delegation from the Committee. (See Article XVII of the Plan with respect to shareholder approval requirement.)


                                    ARTICLE V
                               Stock Option Awards

                  SECTION 5.1. Option Grant and Agreement. Each Stock Option granted under the Plan (or delegation of authority to the Chief Executive Officer to grant Stock Options) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. With respect to non-employee Directors, the Board of Directors may establish by resolution or unanimous consent a formula for periodic Stock Option grants and may change the formula at any time and from time to time.

                  SECTION 5.2. Terms and Conditions of Grants. Stock Options granted under the Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies with respect to exercisability and/or with respect to the shares of Stock acquired upon exercise, not inconsistent with the terms of the Plan and any operative employment agreement, as the Committee deems desirable:

                  (a) Exercise Price. The Exercise Price fixed at the time of grant will not be less than 100% of the Fair Market Value of the Stock as of the Date of Grant. If a variable Exercise Price price is specified at the time of grant, the

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         Exercise  Price  may  vary  pursuant  to  a  formula  or  other  method established by the Committee which provides a floor of Fair Market Value as of the Date of Grant. Unless pursuant to the antidilution provisions of Section 3.4 of this Plan, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to be less than 100% of the Fair Market Value of the Stock as of the Date of Grant.

                  (b) Option Term. Any unexercised portion of a Stock Option granted hereunder expires at the end of the stated term of the Stock Option. The Committee determines the term of each Stock Option at the time of grant and may thereafter extend the term in its discretion. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

                  (c)  Vesting.   Stock  Options,   or  portions  thereof,   are
         exercisable at such time or times as determined by the Committee in its discretion at or after grant. If the Committee provides that any Stock Option becomes Vested over a period of time, in full or in installments, the Committee may waive such Vesting provisions at any time. If no other Vesting provision is specified by the Committee at the time of grant, then the Stock Option is deemed to Vest in three installments (as equal as possible to the whole share) on the second, third and fourth anniversaries of the Date of Grant. (Also see Change in Control provisions in Article XI.)

                  (d) Method of Exercise. Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of shares to be purchased. The notice must be accompanied by payment in full of the Exercise Price, along with any required tax withholding pursuant to Section 16.3 of this Plan. The Exercise Price may be paid:

                      (i)    in cash in any manner satisfactory to the Company;

                      (ii) by tendering (by either actual delivery of shares or by attestation) previously owned shares of Stock acquired at least six months prior to such tender and having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price applicable to such Stock Option exercise, and, with respect to the exercise of NQSO's, including
                  Restricted Stock granted at least six months prior to such tender;

                      (iii)  by a combination of cash and Common Stock; or



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                      (iv)   by  authorizing  a broker to sell, on behalf of the
                  participant,   the  appropriate  number  of  shares  otherwise
                  issuable to the participant upon the exercise of a Stock Option with the proceeds of sale applied to pay the Exercise Price and tax withholding, provided that the Company has implemented such a broker-handled same day sale program.

         If the Exercise Price of a NQSO is paid by tendering Restricted Stock, then the shares of Stock received upon the exercise will contain identical restrictions as the Restricted Stock so tendered. Required tax withholding can only be paid by cash received from the optionee or through a same day sale transaction.

                  (e) Issuance of Stock. No shares of Stock will be issued until full payment has been made. An optionee will have the rights to dividends and other rights of a shareholder with respect to shares subject to a Stock Option only after the optionee has become the holder of record of such shares issued upon the proper exercise of the Stock Option.

                  (f) Form. Unless the grant of a Stock Option is designated at the time of grant as an ISO, it is deemed to be an NQSO. ISOs are subject to the terms and conditions stated in Article VI of this Plan.

                  SECTION 5.3. Grant of Reload Options. If the Committee so provides in its discretion at or after grant, an optionee who exercises all or part of a Nonqualified Stock Option by payment of the Exercise Price with previously owned shares of Stock will be granted an additional Stock Option (a "Reload Option") for a number of shares of Stock equal to the number of shares tendered in the exercise of the original Stock Option. Each Reload Option will have a Date of Grant which is the date as of which the original Stock Option to which it applies is exercised and will Vest on the six-month anniversary of Date of Grant. The Reload Option will have the same expiration and all other terms and conditions as the original Stock Option to which it applies, except that the Exercise Price will be equal to at least 100% of the Fair Market Value as of the Date of Grant.

                  SECTION 5.4. Termination of Grants Prior to Expiration. Unless otherwise provided in an employment agreement entered into between the holder of a Stock Option and the Company and approved by the Committee, either before or after the Date of Grant, or otherwise specified at or after the time of grant, and subject to Article VI hereof with respect to ISOs, the following early termination provisions apply to all Stock Options:

                  (a) Termination by Death. If an optionee's employment by the Company or its Affiliates terminates by reason of his or her death, all Stock Options held by such optionee immediately become Vested but thereafter may


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         only  be  exercised  (by the  legal  representative  of the  optionee's estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution) for a period of three years (or such other period as the Committee may specify at or after the time of grant) from the date of such death, or until the expiration of the original term of the Stock Option, whichever period is the shorter.

                  (b) Termination by Reason of Disability. If an optionee's employment by the Company or its Affiliates terminates by reason of his or her Disability, all Stock Options held by such optionee immediately become Vested but thereafter may only be exercised for a period of three years (or such other period as the Committee may specify at or after the time of grant) from the date of such termination of employment, or until the expiration of the original term of the Stock Option, whichever period is the shorter. If the optionee dies within such three-year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee's estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the three-year period (or other period as applicable) or for a period of twelve months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

                  (c) Termination by Reason of Retirement. If an optionee's employment by the Company or its Affiliates terminates by reason of his or her Retirement, all Stock Options held by such optionee immediately become Vested but thereafter may only be exercised for a period of three years (or such other period as the Committee may specify at or after the time of grant) from the date of such termination of employment, or until the expiration of the original term of the Stock Option, whichever period is the shorter. If the optionee dies within such three-year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee's estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the three-year period (or such other period as applicable) or for a period of twelve months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

                  (d) Involuntary Termination for Cause. If an optionee's employment by the Company or its Affiliates is terminated for Cause, all Stock Options (or portions thereof) which have not been exercised, whether Vested or not, are automatically forfeited upon the close of business on the last day of employment.

                  (e) Other Termination. If an optionee's employment by the Company or its Affiliates terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or for Cause, any Vested portions of Stock Options held by such optionee at the time of termination may be exercised by the optionee for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the date of such termination or until the expiration of the original term of the Stock Option, whichever period is the shorter. No portion of any Stock Option which is not Vested at the time of such termination will thereafter become Vested.

                  (f) Non-employee Directors. If a non-employee Director dies or becomes disabled (as determined by the Board of Directors) while serving as a member of the Board of Directors, all Stock Options held by such Director immediately become Vested but thereafter may only be exercised for a period of three years (or such other period as the Board of Directors may specify at or after the time of grant) from the date of such death or resignation due to disability, or until the expiration of the original term of the Stock Option, whichever period is the shorter. If a non-employee Director's resignation (or failure to stand for reelection) occurs for any other reason, any Vested portions of Stock Options held by the Director at the time of resignation (or failure to stand for reelection) may be exercised for a period of three months (or such other period as the Board of Directors may specify at or after the time of grant) from such date or until the expiration of the original term of the Stock Option, whichever period is the shorter. No portion of any Stock Option which is not Vested at the time of such resignation (or failure to stand for reelection) will thereafter become Vested.


                                   ARTICLE VI
               Special Rules Applicable to Incentive Stock Options

                  SECTION 6.1. Eligibility. Notwithstanding any other provision of this Plan to the contrary, an ISO may only be granted to full or part-time employees (including officers and directors who are also employees) of the Company or of an Affiliate, provided that the Affiliate is also a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

                  SECTION 6.2 Special ISO Rules.

                  (a) Term. No ISO may be exercisable on or after the tenth anniversary of the Date of Grant, and no ISO may be granted under this Plan on or after the tenth anniversary of the effective date of the Plan. (See Section 17.1 of the Plan.)

                  (b) Ten Percent Stockholder. No grantee may receive an ISO under the Plan if such grantee, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of the Company's stock, unless (i) the option price for such ISO is at least 110% of the Fair Market Value on the Date of Grant and (ii) such ISO is not exercisable on or after the fifth anniversary of the Date of Grant.

                  (c) Limitation on Grants. The aggregate fair market value (determined with respect to each ISO at the time such ISO is granted) of the shares of Stock with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company) shall not exceed $100,000.

                  (d) Non-transferability. No ISO granted hereunder may be transferred except by will or by the laws of descent and distribution.

                  (e) Termination of Employment. No ISO may be exercisable more than three months following termination of employment for any reason (including retirement) other than death or disability, nor more than one year following termination of employment for the reason of disability (as defined in Section 422 of the Code).

                  (f) Holding Period. Stock acquired upon the exercise of an ISO must be held for a minimum period of two years from the Date of Grant and one year from the date of exercise, otherwise the disposition constitutes a taxable "disqualifying disposition."

                  SECTION 6.3. Subject to Code Amendments. The foregoing limitations are designed to comply with the requirements of Section 422 of the Code and are automatically amended or modified to comply with amendments or modifications to Section 422 or any successor provisions. Any ISO which fails to comply with Section 422 of the Code is automatically treated as a NQSO under this Plan.

                                   ARTICLE VII
                            Stock Appreciation Rights

         SECTION 7.1. SAR Grant and Agreement. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan, either at the same time or after the grant of the Stock Option. Each SAR granted under the Plan (or delegation of authority to the Chief Executive Office to grant SARs) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant.

         SECTION 7.2. Term of SARs. A Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or potion thereof terminates and is no longer exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.

         SECTION 7.3. SAR Exercise. A Stock Appreciation Right may be exercised by an optionee by surrendering the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, are no longer exercisable to the extent the related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article III of this Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares of Stock actually issued under the Stock Appreciation Right at the time of exercise. Upon exercise and surrender, the optionee is entitled to receive an amount determined in the manner prescribed in Section 7.4 below. However, the participant is responsible for the payment of any required tax withholding as provided in Section 16.3 herein.

                  SECTION 7.4. Terms and Conditions of SAR Grants. Stock Appreciation Rights are subject to the following terms and conditions:

                  (a) Stock Appreciation Rights are exercisable only at such time or times and to the extent that the Stock Options to which they relate are Vested and exercisable in accordance with the provisions of
         Article V of this Plan or otherwise as the Committee may determine at or after the time of grant;

                  (b) Upon the exercise of a Stock Appreciation Right, an optionee is entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the Exercise Price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised, with the Committee having the right in its discretion to determine the form of payment;

                  (c) Stock Appreciation Rights are transferable only when and to the extent that the underlying Stock Option would be transferable under Article XII of this Plan; and

                  (d) Such other terms and conditions, not inconsistent with the provisions of this Plan and any operative employment agreement, as are determined from time to time by the Committee.


                                  ARTICLE VIII
                             Restricted Stock Awards

         SECTION 8.1. Restricted Stock Grant and Agreement. Restricted Stock Awards consist of shares of Stock which are issued by the Company to a participant at a purchase price which may be well below their fair market value but are subject to forfeiture and restrictions on their sale or other transfer by the participant. Each Restricted Stock Award granted under the Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The timing of Restricted Stock Awards and the number of shares to be issued (subject to Section 3.2(b) of this Plan) is to be determined by the Committee in its discretion. By accepting a grant of Restricted Stock, the participant agrees to remit to the Company when due any required tax withholding as provided in
Section 16.3 herein.

                  SECTION 8.2. Terms and Conditions of Restricted Stock Grants. Restricted Stock granted under the Plan is subject to the following terms and conditions, which need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of the Plan and any operative employment agreement, as the Committee deems desirable:

                  (a) Purchase Price. The Committee determines the prices at which shares of Restricted Stock are to be issued to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Stock at the date of grant but may not be less than the par value of the Stock.

                  (b) Restrictions. All shares of Restricted Stock issued under this Plan will be subject to such restrictions as the Committee may determine, including, without limitation, the following:

                      (i) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of Restricted Stock, such prohibition to lapse at such time or times as the Committee determines (whether in installments, at the time of the death, Disability or Retirement of the holder of such shares, or otherwise, but see Change in Control provisions in Article
                  XI);

                      (ii) a requirement that the participant forfeit such shares of Restricted Stock in the event of termination of the participant's employment prior to Vesting; and

                      (iii) a prohibition against employment of the participant by any competitor of the Company or its affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or a subsidiary of the Company.

         The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. However, if the Committee determines that restrictions lapse upon the attainment of specified performance objectives then the provisions of Section 9.2 and
         9.3 below will apply.

                  (c) Delivery of Shares. Shares of Restricted Stock will be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate will bear a legend in substantially the following form:

                  "The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 1998 Stock Incentive Plan of the Company, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company."

         At the end of any time period during which the shares of Restricted Stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant.

                  (d) Forfeiture of Shares. If a participant who holds shares of Restricted Stock fails to satisfy the restrictions and other conditions relating to the Restricted Stock prior to the lapse or waiver of such restrictions and conditions, the participant is required to forfeit the shares and transfer them back to the Company in exchange for a refund of the consideration paid by the participant or such other amount which may be specifically set forth in the Award agreement.

                  (e) Voting and Other Rights. During any period in which shares of Restricted Stock are subject to forfeiture and restrictions on transfer, the participant holding such Restricted Stock has all the rights of a stockholder with respect to shares of Stock, including, without limitation, the right to vote such shares and the right to receive any dividends paid with respect to such shares.


                                   ARTICLE IX
                            Performance Stock Awards

                  SECTION 9.1. Performance Stock Grant and Agreement. A Performance Stock Award is a right to receive shares of Stock in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Stock Award granted under the Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The timing of Performance Stock Awards and the number of shares covered by each Award (subject to Section 3.2(b) of this Plan) is to be determined by the Committee in its discretion. By accepting a grant of Performance Stock, the participant agrees to remit to the Company when due any required tax withholding as provided in Section 16.3 herein.

                  SECTION 9.2. Performance Objectives. At the time of grant of a Performance Stock Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of shares that will be paid out to the participant. The Committee will also specify the time period or periods (the "Performance Period") during which the performance objectives must be met. The performance objectives and periods need not be the same for each participant nor for each grant. The Committee may use performance objectives based on one or more of the following targets: cash generation, profit, revenue, market share, profit or investment return ratios, shareholder returns and/or specific, objective and measurable non-financial objectives. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies.

                  SECTION 9.3. Adjustment of Performance Objectives. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Stock Awards if it determines that an adjustment would be consistent with the objectives of the Plan and taking into account the interests of the participants and the public shareholders of the Company. Any such adjustments must comply with the requirements of Section 162(m) of the Code. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock.

                  SECTION 9.4. Other Terms and Conditions. Performance Stock Awards granted under the Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of the Plan and any operative employment agreement, as the Committee deems desirable:

                  (a) Delivery of Shares. As soon as practicable after the applicable Performance Period has ended, the participant will receive a payout of the number of shares of Stock earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such shares will be registered in the name of the participant and will be free of all restrictions except for any pursuant to Section 15.2 of this Plan.

                  (b) Termination. A Performance Stock Award or unearned portion thereof will terminate without the issuance of shares on the termination date specified at the time of grant or upon the termination of employment of the participant during the Performance Period. If a participant's employment by the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement, the Committee in its discretion at or after the time of grant may determine that the participant (or the heir, legatee or legal representative of the participant's estate) will receive a payout of a portion of the participant's then outstanding Performance Stock Awards in an amount which is not more than the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period.

                  (c) Voting and Other Rights. Awards of Performance Stock do not provide the participant with voting rights or rights to dividends prior to the participant becoming the holder of record of shares issued pursuant to an Award. Prior to the issuance of shares, Performance Stock Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.

                                    ARTICLE X
                         Transfers and Leaves of Absence

                  SECTION 10. 1. Transfer of Participant. For purposes of the Plan, the transfer of a participant among the Company and its Affiliates is deemed not to be a termination of employment.

                  SECTION 10.2. Effect of Leaves of Absence. For purposes of the Plan, the following leaves of absences are deemed not to be a termination of employment:

                  (a) a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed ninety (90) days;

                  (b) a leave of absence in excess of ninety (90) days, approved in writing by the Company, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and

                  (c) any other absence determined by the Committee in its discretion not to constitute a break in service.


                                   ARTICLE XI
                           Effect of Change in Control

                  SECTION 11.1. Change in Control Defined. "Change of Control" means the occurrence of any of the following:

                  (a) the acquisition by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended ("the 1934 Act"), other than the Company or any of its Affiliates, or any employee benefit plan of the Company and/or its Affiliates, of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of shares of Stock of the Company having twenty five percent (25%) or more of the total number of votes that may be cast for election of the Directors of the Company in a transaction or series of transactions not approved in advance by a vote of at least three-quarters of the Continuing Directors (as defined below);

                  (b) a change in the composition of the Board of Directors such that at any time a majority of the Board are not Continuing Directors. "Continuing Directors" refers to the individuals who serve as Directors at the effective date of this Plan and any individual whose term of office as a Director begins thereafter if the nomination or election of such Director was approved in advance by a vote of at least three-quarters of the then serving Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act);

                  (c) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of transactions) of all or substantially all of the assets of the Company other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of at least three-quarters of the Continuing Directors; or

                  (d) any other occurrence if at least a majority of the Continuing Directors determine in their discretion that there has been a change in Control of the Company.

                  SECTION 11.2. Acceleration of Awards. Except as otherwise provided in this Plan or an Award agreement, immediately upon the occurrence of a Change in Control:

                  (a) all outstanding Stock Options automatically become fully exercisable;

                  (b) all Restricted Stock Awards automatically become fully Vested; and

                  (c) all participants holding Performance Stock Awards become entitled to receive a partial payout in an amount which is the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period.

Notwithstanding the foregoing, the Committee will retain the right to revoke the automatic acceleration of vesting in connection with any business combination if the acceleration will cause the use of pooling of interests accounting to be disallowed and such accounting is determined to be in the best interests of the Company.

                                   ARTICLE XII
                            Transferability of Awards

                  SECTION 12.1. Awards Deemed Non-transferable. Other than pursuant to Section 12.2 below, Awards are deemed to be non-transferable. Awards may be exercised only by the participant and may not be transferred other than by will or by the laws of descent and distribution or, with regard to Vested Awards, pursuant to a QUADRO. Awards are exercisable during a participant's lifetime only by the participant or, as permitted by applicable law, the participant's guardian or other legal representative. No Award may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise) and any attempts to do so are null and void.

                  SECTION 12.2. Limited  Transferability of NQSOs. The Committee
in its discretion may allow (at or after the time of grant) for the transferability of Vested Nonqualified Stock Options (with or without accompanying Stock Appreciation Rights) only by the participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members or to a charitable organization qualified under Section 501(c) of the Code. "Immediate Family Members" means the participant's spouse, children, stepchildren, parents, siblings and grandchildren. With respect to children, parents, siblings and grandchildren, the relationship may be natural or adoptive. Any permitted transfer is conditioned on the participant and transferee agreeing to abide by the Company's then current stock option transfer guidelines.


                                  ARTICLE XIII
                          Amendment and Discontinuation

                  SECTION 13. 1. Amendment or Discontinuation of the Plan. The Board of Directors may amend, alter, or discontinue the Plan at any time, provided that no amendment, alteration, or discontinuance may be made:

                  (a) which would adversely affect the rights of a participant under any Award granted prior to the date such action is adopted by the Board of Directors without the participant's express consent thereto; and

                  (b) without shareholder approval, if shareholder approval is required under applicable laws, regulations or exchange requirements (including for the purpose of qualification under Section 162(m) of the Code as "performance-based compensation").

                  SECTION 13.2. Amendment of Grants. The Committee may amend, prospectively or retroactively, the terms of any outstanding Award or substitute new Awards for previously granted Awards, provided that no amendment or substitution is inconsistent with the terms of this Plan or impairs the rights of any holder without his or her consent.


                                   ARTICLE XIV
                           Unfunded Status of the Plan

                  SECTION 14.1. Unfunded Status. The Plan is not funded and is intended to constitute an "unfunded" plan for incentive and deferred compensation. Nothing contained in this Plan gives any participant any rights that are greater than those of a general creditor of the Company. In its discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan with respect to Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan and no participant acquires any right in or title to any assets, funds or property of the Company. Participants have only a contractual right to benefits under Vested Awards unsecured by any assets of the Company.


                                   ARTICLE XV
                               Stock Certificates

                  SECTION 15. 1. Delivery of Stock Certificates. The Company is not required to issue or deliver any certificates for shares of Stock issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions:

                  (a) payment in full for the shares and for any required tax withholding (See Section 16.3 of the Plan);

                  (b) completion of any registration or other qualification of such shares under any federal or state laws or under the rulings or regulations of the Securities and Exchange Commission ("SEC") or any other regulating body which the Committee in its discretion deems necessary or advisable;

                  (c) admission of such shares to listing on all stock exchanges on which the Stock is so listed;

                  (d) in the event the Stock is not registered under the Securities Act of 1933, qualification as a private placement under said Act; and

                  (e) obtaining of any approval or other clearance from any federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable.

                  SECTION 15.2. Applicable Restrictions on Stock. Shares of Stock issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law and will include any restrictive legends the Committee may deem appropriate to include.

                  SECTION 15.3. Book Entry. In lieu of the issuance of stock certificates evidencing shares of Sock, the Company may use a "book entry" system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such shares. Such Company records are, absent manifest error, binding on all parties.


                                   ARTICLE XVI
                               General Provisions

                  SECTION 16.1. No Implied Rights to Awards or Employment. No potential participant has any claim or right to be granted an Award under the Plan, and there is no obligation of uniformity of treatment of participants under the Plan. Neither the Plan nor any Award thereunder shall be construed as giving any employee any right to continued employment with the Company or any Affiliate. The Plan does not constitute a contract of employment, and the Company and each Affiliate expressly reserve the right at any time to dismiss a participant free from liability, or any claim under the Plan, except as may be specifically provided in this Plan or in an Award agreement.

                  SECTION 16.2. Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

                  SECTION 16.3. Tax Withholding. Each participant must, no later than the date as of which the value of an Award first becomes includible in the gross income of the participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan are conditional on such payment, and the Company, to the extent permitted by law, has the right to deduct any such taxes from any payment of any kind otherwise due to a participant.


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                  SECTION 16.4.  Arbitration.  All Award agreements will include appropriate provisions respecting mediation and/or arbitration of any disputes thereunder. If arbitrated, notice of demand for arbitration must be given in writing within a reasonable time after the claim or dispute has arisen. Any decision rendered by an arbitrator must be made in accordance with the provisions of the Plan, will be final and judgment may be entered upon it in accordance with applicable law in any court having proper jurisdiction.

                  SECTION 16.5. Rule 16 b-3 Compliance. The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the 1934 Act, as such rule may be amended from time to time. All transactions involving any participant subject to Section 16(a) shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to Rule 16b-3 does not apply to such participants.

                  SECTION 16.6. Deferrals. The Committee may unilaterally postpone the exercising of Awards, the issuance or delivery of Stock under any Award or any action permitted under the Plan to prevent the Company or any Affiliate from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Option. The Committee, in its discretion, may permit a participant to defer receipt of the payment of cash or the delivery of Stock that would otherwise be delivered to a participant under the Plan. Any deferral elections are subject to such rules and procedures as the Committee may determine.

                  SECTION 16.7. Successors. All obligations of the Company with respect to Awards granted under the Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

                  SECTION 16.8. Severability. In the event any provision of the Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, or other applications, and the Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

                  SECTION 16.9. Governing Law. To the extent not preempted by federal law, the Plan and all Award agreements pursuant thereto are construed in accordance with and governed by the laws of the State of Minnesota, or, if applicable, the General Corporation Law of the State of Delaware.



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                                  ARTICLE XVII
                           Effective Date of the Plan

                  SECTION 17.1. Plan Adoption. Subject to the approval of the shareholders of the Company at the Annual Meeting of Shareholders held in 1998, the effective date of this Plan is the date of its adoption by the Board of Directors on January 26, 1998. To the extent that Awards are made under the Plan prior to its approval by shareholders, they shall be contingent on shareholder approval of the Plan.



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